                                                                   EXHIBIT 10.16


                                                     Pennsy Drive Warehouses II,
                                                            III and III Addition



                  PURCHASE AGREEMENT [PENNSY DRIVE WAREHOUSES]


         THIS PURCHASE AGREEMENT [PENNSY DRIVE WAREHOUSES] (the "Agreement") is made this 6th day of October, 1995, by and between RONALD S. HAFT, personally ("Seller"), and DART GROUP CORPORATION ("Purchaser").


                              W I T N E S S E T H:


         WHEREAS, Seller owns that certain parcel of land and improvements located thereon more particularly described on Exhibit A attached hereto and incorporated herein (the "Property"); and

         WHEREAS, Seller and Purchaser desire to enter into this Agreement to set forth their understanding regarding the transfer of the Property to Pennsy Newco (hereinafter defined) and the transfer to Purchaser of all of Seller's right, title and interest in and to Pennsy Newco on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, One Dollar ($1.00), the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. CONVEYANCE OF PROPERTY. On the date hereof, Seller shall convey fee title to the Property to Pennsy Drive Warehouses, L.L.C., a Delaware limited liability company ("Pennsy Newco"). The organizational documents of Pennsy Newco are attached hereto as Exhibit B. Said conveyance shall be a capital contribution by Seller to Pennsy Newco. Said conveyance shall be subject to the approval of the holder of the Underlying Loan Documents (as set forth on Exhibit C attached hereto), if applicable, as more fully set forth in
Section 5.3 below.


         2. PAYMENT OF PROSPECTIVE ECONOMIC BENEFITS. Seller acknowledges that the organizational documents of Pennsy Newco allocate ninety-nine percent (99%) of cash flow from operations (the "Prospective Economic Benefits") to Purchaser. Seller shall retain the right to receive proceeds from capital transactions and the return of his capital account. To better secure to Purchaser the benefits of that allocation, Seller covenants that he will not take any action with respect to Pennsy Newco from and after the date hereof without first obtaining the written approval of Purchaser; provided further, that Seller will not fail to take any action with respect to Pennsy Newco that

Purchaser may request from and after the date hereof. The foregoing covenants are coupled with an interest and the rights granted to Purchaser thereunder are irrevocable.


         3. PURCHASE AND SALE OF MEMBERSHIP INTERESTS. On the Closing Date, Seller shall sell, and Purchaser shall purchase, all of Seller's interest as a member in Pennsy Newco (such interest being a "Remainder Interest") and all of the economic and other beneficial interests appurtenant thereto, including any return of Seller's capital contribution (each a "Remainder Economic Interest"). Seller and Purchaser or Purchaser's designee shall take all action necessary or appropriate to admit Purchaser as a substituted member in Pennsy Newco with respect to the Remainder Interests and as an assignee with respect to the Remainder Economic Interests.


         4.      CONSIDERATION.

                 4.1 The consideration payable by Purchaser to Pennsy Newco for the admission of Purchaser to Pennsy Newco shall be one percent (1%) of the Property's value (as determined by the current real estate tax assessment). Such consideration shall be paid immediately following the recording of the special warranty deed for the Property.

                 4.2 The consideration for the allocation to Purchaser of the Prospective Economic Benefits is the settlement of various claims which the parties have against each other with respect to various stock options, employment agreements, real estate transactions and related matters, all as more fully set forth in a separate Settlement Agreement of even or approximate date herewith between Seller and Purchaser (the "Settlement Agreement") and in a Real Estate Master Agreement of even or approximate date herewith among Seller, Purchaser and Cabot Morgan Real Estate Company (the "Real Estate Master Agreement")

                 4.3 The consideration for the conveyance to Purchaser of the Remainder Interests and Remainder Economic Interests is the payment to Seller of the sum of $12,133,333.00, subject to reduction pursuant to the Real Estate Master Agreement and/or subject to reduction on a dollar-for-dollar basis for all proceeds from capital transactions received by Seller from Pennsy Newco ($12,133,333.00, as it may be so reduced, being hereinafter referred to as the "Allocation"), which shall be paid to Seller as provided in Section 9 hereof. The Allocation shall not change, regardless of any action taken by Purchaser with respect to Pennsy Newco, even if such action enhances or reduces the value of the Property.

         5.      FUTURE COOPERATION.

                 5.1 Seller, at Purchaser's sole cost and expense, shall reasonably cooperate in any examinations, investigations and inquiries and join in any and all applications for licenses, permits and consents with respect to the Property which Purchaser applies for in its own name, in the name of Pennsy Newco, or on behalf of the Property if and when reasonably requested to do so by Purchaser.

                 5.2 On the date of this Agreement, Combined Properties Incorporated ("CPI") is in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in proceedings pending in the U.S. Bankruptcy Court for the District of Maryland, Southern Division. Seller shall be solely responsible for ensuring, at his own expense and as promptly as possible, that (a) CPI shall no longer be subject to any bankruptcy proceedings or said bankruptcy court shall have approved or authorized the termination of any management contract(s) relating to the Property to the extent, if any, that such approval or authorization is necessary, and (b) the approval of the mortgagee has been obtained, if necessary, to the termination of such management contract(s), subject to the terms of Section 5.3 below. Seller further agrees to use diligent efforts to do so and to cause CPI to cooperate in Seller's efforts. Until such time as such management contracts with CPI are terminated, (i) Seller shall pay any and all management and other fees payable to CPI in connection with the Property,
(ii) Seller shall promptly reimburse Purchaser and/or Pennsy Newco for any and all management and other fees they pay to CPI, together with interest as set forth below, and (iii) to the extent any reimbursement is still not paid on the earlier of the Closing Date or the date the Allocation is payable to Seller pursuant to the terms of the Real Estate Master Agreement, the Allocation shall be reduced by (A) any management or other fee paid from and after the date hereof by Purchaser to CPI, and/or (B) Purchaser's pro rata share of any management or other fee paid by Pennsy Newco to CPI, in each case together with interest thereon as set forth below. All payments under this Section shall bear interest thereon from the date the underlying payment was made to CPI at the prime rate announced from time to time by Citibank, N.A. (or its successors) plus two percent (2%) per annum. Purchaser acknowledges that it shall cooperate with Seller, at Seller's sole cost and expense, to implement the provisions of this Section 5.2.

                 5.3 Seller agrees to cooperate with Purchaser, at Seller's own cost and expense, in obtaining the approval of the lender under the Underlying Loan Documents to the transactions contemplated hereunder, to the extent such approval is required by the terms of the Underlying Loan Documents. Notwithstanding the foregoing to the contrary, Purchaser shall be responsible for paying any reasonable fees and expenses imposed by any lender in connection with obtaining such approval. Purchaser agrees to cooperate with Seller, at Purchaser's own cost and expense, in obtaining the foregoing approval, but the foregoing does not require Purchaser to assume any liability for said loan.

                 5.4 Seller acknowledges that the warehouse located on the Property encroaches approximately 11.9 feet onto certain real property owned by Seventy-Fifth Avenue Associates Limited Partnership and known by street address as 3300 75th Avenue, Landover, Maryland. Promptly after the execution of this Agreement, Seller, at his sole cost and expense, shall cause the Property and 3300 75th Avenue to be resubdivided and/or replatted in order to cure such encroachment and to cause a corrective deed(s) to be executed, acknowledged and delivered to Pennsy Newco by Seventy-Fifth Avenue Associates Limited Partnership.


         6.      SELLER'S REPRESENTATIONS AND WARRANTIES.

                 Seller represents and warrants the following to Purchaser as of the date hereof, notwithstanding any independent investigation which Purchaser may have conducted (but subject to the last paragraph of this Section):

                 6.1 Seller is the owner of legal and beneficial title to the Property and is lawfully seized of the Property as of the date of this Agreement. Except for the Underlying Loan Documents and the matters shown on Schedule B-2 attached to the title insurance commitment listed on Exhibit F, the Property is free and clear of any and all liens, encumbrances, pledges, security interests or adverse claims of any kind or character, and there are no claims which could result in a lien or encumbrance of any kind thereon.

                 6.2 (a) Seller is the owner of legal and beneficial title to the Remainder Interests and the Remainder Economic Interests, is lawfully seized of the Remainder Interests and the Remainder Economic Interests as of the date of this Agreement, and will continue to be so seized with respect to the Remainder Interests and the Remainder Economic Interests until each such Interest is conveyed to Purchaser under this Agreement.

                             (b)  All of the Prospective Economic Benefits are
free and clear of all liens, encumbrances, pledges, hypothecations, and other claims and security interests of all types.

                             (c)  On the date hereof and on the applicable
Closing Date(s) the Remainder Interests and Remainder Economic Interests are and will be free and clear of all liens, encumbrances, pledges, hypothecations and other claims and security interests of all types.

                             (d)  Seller has the power and authority to
allocate to Purchaser all of the Prospective Economic Interests and to pledge, convey or cause the conveyance of the Remainder Interests, the Remainder Economic Interests, and fee title to the Property, all as provided herein.

                 6.3 Seller is fully authorized and empowered to execute and deliver this Agreement and all documents contemplated to be executed by Seller hereunder; the execution and performance hereunder by Seller will not constitute a breach or default under, or conflict with, any agreement to which Seller is a party or by which Seller is bound, or under any law, regulation, court order or similar constraint applicable to Seller; Seller has complete and unencumbered right and power to consummate the transactions provided for herein without the approval, consent, order or authorization of, or designation, registration or filing with, any person or entity or any governmental or quasi-governmental authority; and this Agreement is binding on and enforceable against Seller in accordance with its terms. Without limiting the foregoing, the transactions contemplated by this Agreement will not result in any claim against Purchaser or its parent, subsidiary or affiliated entities except for any claim which may be filed by Herbert H. Haft; Seller believes any such claim to be without merit and will vigorously defend against any such claim at Seller's own expense and/or cooperate at Seller's own expense with Purchaser in Purchaser's defense of any such claim, subject to any different allocation of expense under that certain Litigation Cooperation Agreement of even or approximate date herewith between Seller and Purchaser.

                 6.4 Except as noted on Exhibit G, the loan evidenced by the Underlying Loan Documents is in good standing and no situation exists or, with the passage of time or the giving of notice (or both) could exist, which would constitute a default thereunder or cause the acceleration thereof. Seller has delivered to Purchaser true, accurate and complete copies of the Underlying Loan Documents.

                 6.5 Except as shown on Exhibit G, there are no defaults (or situations which, with the passage of time or the giving of notice (or both), could constitute defaults), claims, actions, litigation or proceedings, actual, pending or to the best of Seller's knowledge, threatened, and there are no outstanding judgments or rulings, by any organization, entity, person, individual or governmental agency which would affect the Prospective Economic Benefits, the Remainder Interests, the Remainder Economic Interests or, to the best of Seller's actual knowledge, the Property or any part thereof.

                 6.6 No assessment, special assessment or tax shall be permitted to become a lien on the Remainder Interests or the Remainder Economic Interests prior to the applicable conveyances thereof under this Agreement.

                 6.7 Subject to the terms of the leases described on Exhibit H attached hereto and incorporated herein, Seller has made full payment for the installation or the consumption of all utilities with respect to the Property for which Seller is required to make payment.

                 6.8 To the best of Seller's actual knowledge, the Property and every part thereof complies with all applicable laws, ordinances, regulations, statutes, codes, rules and restrictions relating thereto, and no permit, agreement, lease, waiver, contract or certificate of occupancy will be terminated, revoked or forfeited by reason of this Agreement or the consummation of the transactions set forth herein.

                 6.9 All leasing commissions for the Property have been paid.

                 6.10 Except for the Underlying Loan Documents and any leases described on Exhibit H, there are no leases, contracts or agreements with or binding on the Property. The leases listed on Exhibit I attached hereto and incorporated herein have expired or been terminated and are of no further force and effect.

                 6.11 All bills and claims for labor performed and materials furnished to Seller or to Landmor, Inc. or to Haft Equities-General Limited Partnership or to CPI with respect to the Property for all periods prior to the date hereof have been paid in full, and there are no mechanics' liens or materialmen's liens, whether or not perfected, on or affecting any portion of the Property as a result of any labor performed or materials provided to Seller or to Landmor, Inc. or to Haft Equities-General Limited Partnership or to CPI. Seller shall provide Purchaser's title insurer with such affidavits and other evidence as it may reasonably require so as to enable Purchaser's title insurer to furnish Pennsy Newco with title policies without exception for mechanics' or materialmen's liens arising from labor performed or materials furnished to Seller or to Landmor, Inc. or to Haft Equities-General Limited Partnership or to CPI with respect to the Property.

                 6.12 Seller's United States taxpayer identification number and address are set forth following his signature on this Agreement, Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code (the "Code"), and Seller will execute and deliver an affidavit to the same effect. In the event Seller is a "foreign person" (as defined above) or does not execute and deliver the foregoing affidavit, Purchaser may pay such sums directly from the Allocation and execute such notices, certificates, letters or other instruments in its own behalf or as attorney-in-fact for Seller as may be necessary in order to comply with the withholding provisions of Section 1445 of the Code. Under penalty of perjury, Seller certifies that the taxpayer identification number provided for him beneath his signature line is correct for purposes of Section 6045 of the Code.

                 6.13 Except as disclosed in the Complaint filed in the Pennsy Warehouse Lawsuit (as defined in Exhibit G), to the best of Seller's actual knowledge Seller has never used, processed, released, discharged, generated, stored or disposed of any Hazardous Substance (as hereinafter defined) on, under or about the Property or from the Property to any other location, and no Hazardous Substance has been used, processed, released, discharged, generated, stored or disposed of on the Property by any other person or entity. As used in this Agreement,

"Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos, PCBs, petroleum products and by-products, and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conversation and Recovery Act, the Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, as any of the foregoing has heretofore been or is hereafter amended.

                 6.14 To the best of Seller's actual knowledge, the Property is not affected by any lease, concession, license, permit, agreement, opinion, statute or regulation of any kind (other than zoning ordinances) which limits the use or development of the Property.

                 6.15 To the best of Seller's actual knowledge, the Property has full and free access to and from public highways, streets or roads, and there is no pending or threatened governmental or private proceeding which would impair or result in the termination of such access.

                 6.16 To the best of Seller's actual knowledge: neither the whole nor any portion of the Property is currently subject to temporary requisition or use by any governmental authority or has been condemned or taken in any proceeding similar to a condemnation proceeding; there is not now pending any condemnation, requisition or similar proceeding affecting the Property or any portion thereof; and Seller has received no notice and have no actual knowledge that any such proceeding is contemplated.

                 6.17 To the best of Seller's actual knowledge, there is no pending or threatened designation or application for designation with any Federal, local or governmental institution whereby the Property would be declared a historic structure or the area in which the Property is located declared a historic district so as to in any way restrict or impede the right to alter or demolish the Improvements.

                 6.18 To the best of Seller's actual knowledge, the Property is served by public water, storm sewer and sanitary sewer facilities and by telephone, gas, steam and electric services of public utilities, all provided directly from public ways, in good working order, in quantities adequate to service the Property, and in compliance with all legal requirements.

                 6.19 To the best of Seller's actual knowledge, the Property's zoning classification permits the current use of the Property. Seller has received no notice of and has no actual knowledge of any contemplated change with respect to the zoning of the Property, the availability of utility service to the Property, or any other matter which would materially adversely affect the Property.

                 6.20 To the best of Seller's actual knowledge, no portion of the Property lies within the 100-year flood plain or any area categorized as flood prone by the Federal Emergency Management Agency.

         In the event Purchaser becomes aware of a breach of any warranty or representation of Seller prior to any conveyance under this Agreement and elects to close that conveyance notwithstanding such breach, Purchaser will be deemed to have waived such breach for all purposes with respect to that conveyance. With respect to any alleged breach of Seller's warranties and representations of which Purchaser becomes actually aware only after a conveyance, Purchaser agrees that prior to the exercise of any right or remedy with respect to such alleged breach which has survived that conveyance pursuant to Section 18 of this Agreement, Purchaser will give Seller written notice of such alleged breach and will give Seller a reasonable time in light of the circumstances to cure the condition, circumstance or event which gave rise to such breach, provided Seller will at all times diligently and in good faith attempt to cure such breach or provide adequate protection to Purchaser to protect or indemnify it from all damages and adverse effects of such breach.
If Seller cures the breach or otherwise provides such protection, then such breach will be deemed cured and waived for all purposes. Purchaser acknowledges that its parent, subsidiary or affiliated entities are lessees of the Property (subject to the Pennsy Warehouse Lawsuit) and that the representations and warranties set forth above with respect to the Property do not amend or otherwise affect the obligations of said parent, subsidiary or affiliated entities as tenants or Seller as landlords under said leases.


         7.      TITLE.

                 7.1 On the date hereof and again on the Closing Date, title to the Remainder Interests and the Remainder Economic Interests must be held by Seller and must be conveyed free of liens, encumbrances, pledges, hypothecations and other claims and security interests of any type. On the date hereof good and marketable title to the Property must be held by Seller and must be free of liens, encumbrances, pledges, hypothecations and other claims and security interests of any type except as shown on Exhibit F. Seller shall cause an owner's title insurance policy for the Property to be obtained simultaneously with the conveyance of the Property to Pennsy Newco.

                 7.2 If title is not in the condition described in the preceding Section, Seller shall correct the title defects at his own expense and, to the extent Seller fails to do so, any cost incurred by Purchaser in curing the title defects may be offset against the Allocation.


         8.      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

                 8.1 The obligation of Purchaser to execute and deliver the Pennsy Newco operating agreement and to perform the other covenants and obligations to be performed by it on the date hereof shall be subject to all other conditions set forth in this Agreement and to the condition that Seller shall have executed and delivered to Purchaser an amendment to the current lease(s) between Seller and Purchaser as set forth in Exhibits J-1, J-2, and J-3 attached hereto and incorporated herein. Said lease amendments shall be subject to the consent of the holder of the applicable Underlying Loan Documents, as more fully set forth in Section 5.3 above. All or any such conditions precedent may be waived, in whole or in part, by notice from Purchaser to Seller.

                 8.2 The obligation of Purchaser to acquire the Remainder Interests and Remainder Economic Interests and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to all other conditions set forth in this Agreement and to the condition that all of the terms and conditions of the Real Estate Master Agreement shall be satisfied and Seller shall be entitled to the payment of the Allocation as more particularly set forth therein. All or any of such conditions precedent may be waived, in whole or in part, by notice from Purchaser to Seller.


         9.      CLOSING DATE.

                 9.1 The closing ("Closing") of the conveyance of the Remainder Interests and the Remainder Economic Interests shall occur simultaneously with the sale of the last of the five (5) properties owned on or immediately prior to the date hereof by CM/CP Briggs Chaney Joint Venture (Briggs Chaney Plaza in Montgomery County, Maryland), CM/CP Bull Run Joint Venture (Bull Run Plaza in Prince William County, Virginia), CM/CP Greenbriar Office Joint Venture (Greenbriar Corporate Center in Fairfax County, Virginia), CM/CP Greenbriar Retail Joint Venture (Greenbriar Town Center in Fairfax County, Virginia) and CM/CP Greenway Joint Venture (Greenway Shopping Center in Prince George's County, Maryland) (each, a "Cabot Morgan Property"), but not later than the date that is five (5) years after the date hereof. The Allocation under this Agreement shall be offset against any net proceeds allocated to Cabot Morgan Real Estate Company (or its successors or assigns) from the sale of the Cabot Morgan Properties to the extent any such sale occurs or to the repayment of the $27.4 Million Note, the $37 Million Note and the $11.6 Million Note (each as defined in the Settlement Agreement) or offset against Seller's covenant to pay Purchaser $2 million, all as more particularly set forth in the Settlement Agreement; the foregoing right of offset is coupled with an interest and the rights granted to Seller under this sentence are irrevocable. If the Cabot Morgan Properties are not sold on or before the date that is five (5) years after the date hereof, then Closing shall nevertheless occur on the date that is five (5) years after the date hereof, subject to the terms and conditions of the Real Estate Master Agreement.

                 9.2 Notwithstanding Section 9.1 above to the contrary, the Closing Date with respect to the Remainder Interests and Remainder Economic Interests may be accelerated as provided in the Real Estate Master Agreement.

                 9.3 Notwithstanding Section 9.1 above to the contrary, if a "Revocation Closing" occurs under the Settlement Agreement, then the Closing Date with respect to the Remainder Interests and the Remainder Economic Interests shall occur on the earlier of (a) the date so elected by Seller or
(b) the Revocation Maturity Date of the $37 Million Note (as defined therein). If the Closing Date is determined under this Section, then the Allocation under this Agreement shall be offset against Seller's obligations under the $37 Million Note.

                 9.4 The Closing hereunder shall occur at 10:00 A.M., Washington, D.C. time, at the offices of Jones, Day, Reavis & Pogue, 1450 G Street, N.W., Washington, D.C. 20005. The date on which the Closing occurs shall be the "Closing Date" hereunder.


         10.     PRORATIONS OF EXPENSES; COSTS.

                 10.1 Recordation and transfer taxes, if any, for the conveyance of title to the Property to Pennsy Newco shall be paid by Seller. Seller shall also pay all expenses of clearing title to the Property. All title insurance premiums and other costs for the conveyance of the Property to Pennsy Newco shall be paid by Seller. Recordation and transfer taxes, if any, for the conveyance of the Remainder Interest and/or the Remainder Economic Interest shall be shared equally between Seller and Purchaser.

                 10.2 Purchaser shall not be obligated to continue the policies or adjust the premiums of any insurance policies on the Property. However, if such policies are continued by Purchaser after the date hereof or after the Closing Date, as the case may be, the premiums therefore shall be adjusted as of midnight preceding that date.

                 10.3 Seller and Purchaser shall each bear their own costs in connection with the transactions described herein, including, but not limited to the fees and expenses of their respective counsel in connection with this Agreement and any litigation arising therefrom (except as otherwise set forth in Section 19.9 below).

         11.     CLOSING.

                 11.1 On the date hereof, Seller shall deliver to Purchaser, in addition to all other documents or material required by the terms of this Agreement, the following:

                             (a)  An opinion of Latham & Watkins, or other
comparable counsel to Seller reasonably acceptable to Purchaser, in form and substance as attached hereto as Exhibit K.

                             (b)  A special warranty deed conveying the
Property to Pennsy Newco.

                             (c)  A blanket conveyance, bill of sale and
assignment conveying the personal property and intangible property relating to the Property to Pennsy Newco.

                             (d)  An assignment of lease for the Property from
Landmor, Inc. to Seller and an assignment of lease for the Property from Seller to Pennsy Newco.

                             (e)  UCC-1 financing statements evidencing the
encumbrance on the Remainder Interests and Remainder Economic Interests created by this Agreement.

                             (f)  All reports, affidavits and certificates
required by the Code and any other Federal, State or local laws pertaining to this transaction.

                             (g)  An owner's affidavit in form customarily
required by Pennsy Newco's title insurer, and such other affidavits as may be necessary or appropriate for Purchaser to obtain non-imputation endorsements to its title insurance policies with respect to matters known to Seller, an indemnification agreement by Seller to the title insurer regarding the insurability of marketable title to the Property, and such settlement statements, forms and other instruments, in recordable form or otherwise, as may be reasonably required by Purchaser, its title insurer or the settlement agent as a condition of Closing.

                 11.2 At the Closing, Seller shall deliver to Purchaser, in addition to all other documents or material required by the terms of this Agreement, the following:

                             (a)  An opinion of Latham & Watkins, or other
comparable counsel to Seller reasonably acceptable to Purchaser, in form and substance as attached hereto as Exhibit L.

                             (b)  Assignments in the form attached hereto as
Exhibits M and N.

                             (c)  An amendment to the operating agreement of
Pennsy Newco and an amendment to the certificate of formation of Pennsy Newco in form suitable for filing in the appropriate records, implementing and evidencing the substitution of Purchaser for Seller and the admission of Purchaser as a member in Pennsy Newco, and granting all consents, approvals or waivers of rights necessary or appropriate to accomplish the same.

                             (d)  All reports, affidavits and certificates
required by the Code and any other Federal, State or local laws pertaining to this transaction.

                 11.3 On the date hereof and at the Closing(s), Purchaser shall deliver such instruments, in recordable form or otherwise, as may be reasonably required by Seller, Pennsy Newco's title insurer, or the settlement agent as a condition of conveying the Property to Pennsy Newco or of Closing.


         12.     DEFAULT.

                 12.1        If:

                             (a)  Seller shall fail to perform any of the
covenants or agreements to be performed by Seller;

                             (b)  title to any Prospective Economic Benefits,
Remainder Interests and/or Remainder Economic Interests is encumbered or otherwise unmarketable for any reason (unless waived or deemed waived by Purchaser as provided elsewhere in this Agreement);

                             (c)  except with respect to any litigation
regarding the enforceability of this Agreement by any party other than Seller, on the Closing Date there is any litigation adversely affecting the Remainder Interests or the Remainder Economic Interests;

then in any such event, in addition to any legal or equitable remedies it may have (including specific performance, which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its parent or affiliates are the sole tenants of the Property), Purchaser may require Seller to cure the default or to compensate Purchaser with monetary damages for any loss, cost, damage or expense Purchaser incurs or may incur as a consequence of the default. Purchaser may not terminate this Agreement. If Purchaser nevertheless proceeds to Closing with respect to any unmarketable Remainder Interests and/or Remainder Economic Interests, then a pro rata portion of the Allocation for said Remainder Interests and/or Remainder Economic Interests shall be credited against the Allocation otherwise attributable to the Remainder Interests and/or the Remainder Economic Interests. Purchaser shall also have such remedies with respect to the Retained Distributions and C-M Escrow Account as may be provided for in the Real Estate Master Agreement.

                 12.2 If Purchaser shall default in any of its obligations hereunder, then, in addition to any legal or equitable remedies Seller may have, including specific performance (which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its affiliates are the sole tenants of the Property), Seller may claim monetary damages for any loss, cost, damage or expense Seller incurs as a consequence of the default. Seller may not terminate this Agreement.


         13.     [INTENTIONALLY OMITTED]


         14. BROKERS. Seller and Purchaser each represent and warrant to the other that no agent or broker has acted on its behalf in connection with this Agreement or the transactions contemplated herein (including, in the case of Seller, CPI). Each party to this Agreement shall defend, indemnify and hold harmless the other party against claims of any agents or brokers alleging to have acted on behalf of the indemnifying party. The foregoing indemnity by Seller applies to any claim made by CPI against any party hereto, whether CPI claims to have been engaged by Seller or any other person.


         15. INDEMNIFICATION BY SELLER. Seller shall defend, indemnify and hold Purchaser harmless from and against any and all claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any representation and warranty made by Seller in Section 6 not being materially true on the date hereof, the foregoing indemnification to be in addition to Purchaser's remedies set forth in Section 12.1 for Seller's default. The foregoing indemnification shall be implemented as set forth in the Settlement Agreement.


         16. INDEMNIFICATION BY PURCHASER. Purchaser shall defend, indemnify and hold Seller harmless from and against any claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any representation and warranty made by Purchaser in Section 13 not being materially true on the date hereof, the foregoing indemnification to be in addition to Seller's remedies set forth in Section 12.2 for Purchaser's default. The foregoing indemnification shall be implemented as set forth in the Settlement Agreement.


         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transfer of the Property, the Prospective Economic Benefits, the Remainder

Interests, the Remainder Economic Interests, the lease amendments and the termination of the management contract with CPI relating to the Property. All Exhibits attached to this Agreement are part of this Agreement and incorporated by this reference for all purposes. However, this Agreement is entered into simultaneously with certain agreements (including, without limitation, the Settlement Agreement, the Real Estate Master Agreement, the Disputed Partnership Interest Purchase Agreement [Warehouses] dated of even or approximate date herewith between Seller and Purchaser, and the Purchase Agreement [Warehouse Partnership Interests] dated of even or approximate date herewith between Seller and Purchaser relating to certain other warehouse properties) as part of an integrated resolution of various real estate-related issues; this Agreement and said other agreement(s) are different elements of the same contractual transaction, although divided for the convenience of the parties into separate documents. Any material breach by Seller of the terms of this Agreement, after taking into account the Warehouse Reserve under the Real Estate Master Agreement, shall be a material breach of all other agreements entered into in connection with this transaction, including (without limitation) the Settlement Agreement and the Real Estate Master Agreement, and vice versa. With respect to the Property, the Prospective Economic Benefits, the Remainder Interests, the Remainder Economic Interests, the lease amendments and the termination of the management contract with CPI relating to the Property, all prior negotiations between the parties are merged in this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement or any other agreement referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced. In the event of any conflict between the terms of the Settlement Agreement and the Real Estate Master Agreement (on the one hand) and the terms of this Agreement (on the other hand), the terms of the Settlement Agreement and of the Real Estate Master Agreement shall control.


         18. SURVIVAL. The covenants, agreements and indemnities set forth in, or made pursuant to, this Agreement shall survive the date hereof, each Closing, and the filing or recording of any documents indefinitely, except that: (a) any representation and warranty by Seller with respect to the Property shall only survive for two (2) years after the actual conveyance of the Property to Pennsy Newco; (b) any representation and warranty by Seller with respect to the Remainder Interests or the Remainder Economic Interests shall only survive for two (2) years after the Closing Date; and (c) all other representations and warranties by either party shall only survive the date hereof for a period of two (2) years.

         19.     MISCELLANEOUS.

                 19.1 This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors of the parties hereto. This Agreement shall not be assigned by either party. Purchaser shall have the right to designate any parent, subsidiary or affiliated person or entity to acquire any Interest or to be a member of Pennsy Newco under this Agreement, and title to the applicable Remainder Interest, Remainder Economic Interest or Property shall be issued in the name of any such designee(s). Any such designee shall be a beneficiary of all of Seller's representations, warranties, covenants and other agreements in this Agreement.

                 19.2 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to the following addresses and addressees (or to such other addresses as notice may be given of from time to time):


                 If to Purchaser:                  Dart Group Corporation
                                                   3300 75th Avenue
                                                   Landover, Maryland 20785
                                                   Attn:  President
                                                        and
                                                   Attn:  General Counsel

                 with copies to:                   Kenneth J. Ayres, Esq.
                                                          and
                                                   Steven A. Teitelbaum, Esq.
                                                   Jones, Day, Reavis & Pogue
                                                   1450 G Street, N.W.
                                                   Washington, D.C.  20005

                 If to Seller:                     Mr. Ronald S. Haft
                                                   c/o Combined Properties
                                                        Incorporated
                                                   1899 L Street, N.W.
                                                   Ninth Floor
                                                   Washington, D.C.  20036

                 with a copy to:                   Arne Sorensen, Esq.
                                                   Latham & Watkins
                                                   1001 Pennsylvania Avenue, N.W.
                                                   Washington, D.C.  20004

Notices shall be deemed to have been given at the time of receipt (refusal to accept delivery, or inability to make delivery because of an incorrect or outdated address provided by the intended recipient, shall constitute receipt).

                 19.3 This Agreement shall be construed in accordance with the internal laws of the State of Maryland (the situs of the Property and the governing law for the other purchase agreements referenced in Section 17 above), without regard to conflicts of laws, notwithstanding that Pennsy Newco is a Delaware limited liability company, that Purchaser is a Delaware corporation, and that Seller is a resident of the District of Columbia.

                 19.4 If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision herein shall remain in full force and effect.

                 19.5 The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

                 19.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 19.7 Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include the other gender where appropriate.

                 19.8 If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday.

                 19.9 In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs of court, including reasonable attorneys fees.


                 IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement as of the day and year first above written.


                                                 PURCHASER:
                                                 ---------
ATTEST:                                          DART GROUP CORPORATION
------


                                                 By:     /s/ Robert A. Marmon
------------------------------                           ------------------------------
[Corporate Seal]                                         Name:
                                                         Title:

WITNESS:                                         SELLER:
-------                                          ------


                                                 /s/ Ronald S. Haft          (Seal)
------------------------------                   ----------------------------
                                                 RONALD S. HAFT, personally
                                                 Taxpayer identification number:
                                                 ###-##-####
                                                 Address (for purposes of Section 6.12
                                                 only, not for notice purposes):
                                                 2435 California Street, N.W.
                                                 Washington, D.C.  20008


The undersigned, being a wholly-owned subsidiary of Dart Group Corporation, hereby guaranties the performance of Dart Group Corporation under the foregoing Purchase Agreement [Pennsy Drive Warehouses].


ATTEST:                                          CABOT MORGAN REAL ESTATE COMPANY


                                                 By:     /s/ Robert A. Marmon
------------------------------                           --------------------------
[Corporate Seal]                                         Name:
                                                         Title: